CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 15, 1995 included in Production Operators Corp's 1995 Annual Report to Stockholders. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1995, or performed any audit procedures subsequent to the date of our report.




ARTHUR ANDERSEN LLP




Houston, Texas
December 21, 1995